EXHIBIT 10.3

                               SERVICES AGREEMENT

THIS AGREEMENT is dated for reference the 10 day of April, 2003,

BETWEEN:

               POKER.COM INC., having an office at 630 - 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2

               (the  "Company")

AND:

               MR.  RANDY  PETERSON,

               (the  "Service  Provider")

WHEREAS the Company and the Service Provider wish to enter into this Agreement regarding the provision of the Service Provider's services to the Company,

THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

1.      SERVICES

1.1 The Company hereby retains the Service Provider upon the terms and conditions of this Agreement, and the Service Provider hereby accepts such retainer on such terms and conditions.

1.2 The Service Provider shall provide the Company with expertise and assistance in the areas generally described in Schedule "A" to this Agreement. If requested by the Company, the Service Provider shall be a member of the Company's Strategic Advisory Board at the pleasure of the Company.

1.3 The Service Provider shall take direction from and report to the Company's president or to such other person as the Company's president may direct. The Service Provider shall devote sufficient time and attention to the Company's business as may be required to properly perform his duties hereunder.

1.4 In providing his services to the Company, the Service Provider shall be subject to the Company's control and direction over the detail and methods of work.

1.5 The Service Provider covenants that he shall not do, or fail to do, anything which could be reasonably expected to damage the reputation of the Company, its affiliates or any of its directors, officers, employees, contractors or consultants.

2.      TERM

2.1     The term of this Agreement shall be as stated in Schedule "A".


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                                      --2--

3.      REMUNERATION

3.1 The Service Provider's remuneration will be as specified in Schedule "A". If the Service Provider is an employee, all payments by the Company will be subject to the Company's remittance of all statutory deductions required by law to be made by the Company. If the Service Provider is a dependant contractor or consultant, the Service Provider shall be solely responsible for making all payments to the applicable governmental authorities required by law to be made.

3.2 The Company shall reimburse the Service Provider for all reasonable expenses incurred by him in furtherance of the Company's business. The Service Provider shall, to the greatest extent possible, submit statements and receipts for all expenses claimed. The Service Provider acknowledges that the Company will only reimburse those expenses that the Company considers reasonable or to which the Company has granted prior authorization.

4.      CONFIDENTIAL  INFORMATION

4.1 The Service Provider shall keep all Confidential Information in confidence and not use or allow others to use any Confidential Information except for Company's benefit and, if the Service Provider is a corporation or other entity, the Service Provider shall use its best efforts to ensure that all of its employees, agents directors and officers who become privy to the Confidential Information are bound by the terms of this section. In this Agreement, "Confidential Information" means all data, processes, formulations, analysis, methodologies and other information which is designated by Company as confidential, whether orally or in writing, except for any part of the Confidential Information which:

      (a) is or becomes publicly available other than as a result of a disclosure by Company;

      (b) is or becomes available to the Service Provider from a source (other than Company or its representatives) which, to the best of the Service Provider's knowledge after due inquiry, is not prohibited from disclosing such information to the Service Provider by a legal, contractual or fiduciary obligation; or

      (c) the Service Provider demonstrates was properly in the Service Provider's possession or control at the time of disclosure of that Confidential Information to it by the Company or its representatives.

4.2 The Service Provider agrees that he shall not use or bring to the Company any technical information, data, trade secrets, processes, formulae, products, inventions or other intellectual property which is proprietary to any person for whom the Service Provider has provided services.


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                                      --3--

4.3 The Service Provider agrees that he shall not, before or after termination or expiry of this Agreement, remove any reports information, property, or any other material belonging to the Company, or any reproductions thereof, without the prior written permission of the Company's president.

5.      TERMINATION  OF  AGREEMENT

5.1 This Agreement may be immediately terminated by the Company, without advance notice or payment at any time.

5.2 The Service Provider may terminate this Agreement upon 90 days' notice to the Company.

6.      RELATIONSHIP

6.1 The Service Provider shall not be deemed to be, or represent himself as, an agent of the Company.

7.      COMPLIANCE  WITH  LAWS

7.1 The Service Provider shall comply with all applicable statutes, rules and regulations and the lawful requirements and directions of any governmental authority having jurisdiction with respect to the provision of his services.


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                                      --4--

8.      MISCELLANEOUS

8.1 The provisions of the schedules attached to this Agreement form an integral part of this Agreement.

8.2 Any notice or other communication given under this Agreement shall be in writing and shall be deemed to have been given if personally delivered to a party at its address appearing on the first page of this Agreement (or to such other address as one party provides to the other in a notice given according to this subsection). All notices and other communications shall be deemed to have been given and received on the first business day following its delivery as aforesaid.

8.3 The provisions of sections 4 and 5 of this Agreement shall survive the expiry or earlier termination of this Agreement.

8.4 If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, by a court of competent jurisdiction, such determination shall not affect or impair the validity or enforceability of any other provision of this Agreement which shall be valid and enforceable to the fullest extent permitted by law.

8.5 This Agreement may not be assigned by either party without the prior written consent of the other. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

8.6 The laws of British Columbia and the laws of Canada applicable therein shall exclusively govern this Agreement.

8.7 This Agreement represents the entire agreement between the parties and their respective principals and supersedes all prior agreements and understandings, whether written or oral, between the parties concerning the Service Provider's provision of services to the Company. This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

8.8 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which shall constitute one agreement. This Agreement may be delivered by fax.


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                                      --5--

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written notwithstanding its actual date of execution.

POKER.COM INC.
by its authorized signatory


-------------------------------
MARK  K.  GLUSING
PRESIDENT  &  CEO




SIGNED, SEALED AND DELIVERED              )
in the presence of:                       )
                                          )
                                          )
---------------------------               )  --------------------------------
Signature  of  Witness                    )
                                          )
                                          )
--------------------------                )
Print  Name                               )


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                                   SCHEDULE A

                               DETAILS OF RETAINER

The Service Provider shall provide the Company with his expertise and assistance, on a part time basis, in the following general areas:

General gaming laws and regulation

Any and all efforts to commercialize the Skill Poker concept

Any and all efforts to ensure the Skill Poker PPA is filed and receives approval as a full patent by the USPTO.

Any ancillary marketing efforts to assist Poker.com Inc. expands its commercial relationships.

Notwithstanding the above, no part of this Agreement shall require or allow the rendering of services in the areas of cash raising for the company or providing any services which would have the intent or effect of creating or promoting a market for the company's securities.



1.    The Service Provider will provide his services as :

             an employee          a dependent contractor       x    a consultant
      -------              -------                          -------

2. The term of this Agreement will commence on April 10, 2003 (the "Start Date") and, subject to the termination provisions of this Agreement, terminate on 10th Day of April 2004. In consideration of the Service Provider's services under this Agreement, the Company shall pay the Service Provider a one time fee of 500,000 common shares of Poker.com Inc. (OTCBB: PKER) issued in accordance with Rule S-8 of the Securities and Exchange Commission.


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